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                                  DIVICOM INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 1996



    The undersigned stockholder of DIVICOM INC. ("DiviCom"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Prospectus/Proxy Statement, each dated August 8, 1996, and hereby appoints Nolan Daines and Thomas Lookabaugh and each of them acting individually, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of DiviCom, to be held on Wednesday, August 28, 1996 at 9:00 a.m., local time at DiviCom's facility at 1585 Barber Lane, Milpitas, California 95035 and any adjournment(s) thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, as follows:



1. To approve and adopt the Agreement and Plan of Reorganization, dated as of May 28, 1996, as amended, among C-Cube Microsystems Inc., its wholly-owned subsidiary, C-Cube Acquisition Corp. ("Merger Sub"), DiviCom and certain principal stockholders providing for the merger of DiviCom with Merger Sub (the "Merger").


             / / FOR                / / AGAINST              / / ABSTAIN

      With respect to my vested DiviCom Common Stock, I elect to receive solely C-Cube Common Stock determined by the exchange ratio for Unvested DiviCom Common Stock.

               / / FOR                                / / AGAINST


2. To approve and adopt an amendment of Article IV(A)(1)(c) of DiviCom's Certificate of Incorporation to provide that an acquisition shall not be treated as a liquidation entitling the holders of the DiviCom Preferred Stock to their liquidation preference.



             / / FOR                / / AGAINST              / / ABSTAIN

3. To approve and adopt an amendment of DiviCom's Certificate of Incorporation to delete Article IV(A)(4) which provides the right to the holders of the Series A Preferred Stock to purchase a significant portion of such technology for $1.00, and other DiviCom assets at fair market value.



             / / FOR                / / AGAINST              / / ABSTAIN

4. To approve and adopt an amendment of DiviCom's Certificate of Incorporation to delete Article V which provides a preemptive right to the holders of more than 5% of DiviCom's outstanding shares to acqure a pro rata share of any new securities offered by DiviCom.



             / / FOR                / / AGAINST              / / ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED AND AS TO OTHER MATTERS THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY UPON SAID PROXIES. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREIN, AS WELL AS FOR THE APPROVAL AND ADOPTION OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF DIVICOM. IF NO ELECTION IS MADE WITH RESPECT TO CONSIDERATION TO BE RECEIVED FOR VESTED DIVICOM COMMON STOCK BY THE SPECIAL MEETING, THE HOLDER OF VESTED DIVICOM COMMON SHARES WILL RECEIVE CASH AND C-CUBE COMMON STOCK DETERMINED BY THE VESTED EXCHANGE RATIO.

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    Both of  such attorneys-in-fact  or  substitutes (if  both are  present  and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    The undersigned hereby revokes any prior proxy to vote said shares heretofore given.

                           Dated:  ----------------------------------  , 1996

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                                               Signature

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                                               Signature

                           NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

             PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                          USING THE ENCLOSED ENVELOPE.